--------------------------------------------------------------------------------

                                                                     Exhibit 1.1

                               THE TIMKEN COMPANY

                              (an Ohio corporation)

                        11,000,000 Shares of Common Stock

                               PURCHASE AGREEMENT

Dated:  February -, 2003

--------------------------------------------------------------------------------

                                Table of Contents

                               PURCHASE AGREEMENT

SECTION 1.  Representations and Warranties...............................................................    3
       (a)  Representations and Warranties by the Company................................................    3
           (i)     Compliance with Registration Requirements.............................................    3
           (ii)    Incorporated Documents................................................................    4
           (iii)   Independent Accountants...............................................................    4
           (iv)    Financial Statements..................................................................    4
           (v)     No Material Adverse Change in Business................................................    5
           (vi)    Good Standing of the Company..........................................................    5
           (vii)   Good Standing of Subsidiaries.........................................................    6
           (viii)  Good Standing of Torrington...........................................................    6
           (ix)    Capitalization of the Company.........................................................    6
           (x)     Authorization of Agreement............................................................    7
           (xi)    Acquisition Agreement.................................................................    7
           (xii)   Authorization and Description of Securities...........................................    7
           (xiii)  Absence of Defaults and Conflicts.....................................................    7
           (xiv)   Distributions and Dividend Payments...................................................    8
           (xv)    Internal Controls.....................................................................    9
           (xvi)   Absence of Labor Dispute..............................................................    9
           (xvii)  Absence of Proceedings................................................................    9
           (xviii) Possession of Intellectual Property...................................................    9
           (xix)   Absence of Further Requirements.......................................................   10
           (xx)    Possession of Licenses and Permits....................................................   10
           (xxi)   Title to Property.....................................................................   10
           (xxii)  Investment Company Act................................................................   11
           (xxiii) Registration Rights...................................................................   11
           (xxiv)  Environmental Laws....................................................................   11
       (b)  Officer's Certificates.......................................................................   12

SECTION 2.  Sale and Delivery to Underwriters; Closing...................................................   12
       (a)  Initial Securities...........................................................................   12
       (b)  Option Securities............................................................................   12
       (c)  Payment......................................................................................   12
       (d)  Denominations; Registration..................................................................   13

SECTION 3.  Covenants of the Company.....................................................................   13
       (a)  Compliance with Securities Regulations and Commission Requests...............................   13
       (b)  Filing of Amendments.........................................................................   14
       (c)  Delivery of Registration Statements..........................................................   14
       (d)  Delivery of Prospectuses.....................................................................   14
       (e)  Continued Compliance with Securities Laws....................................................   14
       (f)  Blue Sky Qualifications......................................................................   15
       (g)  Rule 158.....................................................................................   15
       (h)  Use of Proceeds..............................................................................   15

       (i)  Listing......................................................................................   15
       (j)  Restriction on Sale of Securities............................................................   15
       (k)  Reporting Requirements.......................................................................   16

SECTION 4.  Payment of Expenses..........................................................................   16
       (a)  Expenses.....................................................................................   16
       (b)  Termination of Agreement.....................................................................   17

SECTION 5.  Conditions of Underwriters' Obligations......................................................   17
       (a)  Effectiveness of Registration Statement......................................................   17
       (b)  Opinion of Counsel for Company...............................................................   17
       (c)  Opinion of the General Counsel of the Company................................................   17
       (d)  Opinion of Counsel for Underwriters..........................................................   17
       (e)  Officers' Certificate........................................................................   18
       (f)  Accountants' Comfort Letter..................................................................   18
       (g)  Bring-down Comfort Letter....................................................................   18
       (h)  Approval of Listing..........................................................................   18
       (i)  Lock-up Agreements...........................................................................   18
       (j)  Consummation of the Torrington Acquisition...................................................   19
       (k)  Conditions to Purchase of Option Securities..................................................   19
       (l)  Necessary Amendments.........................................................................   19
       (m)  Additional Agreements........................................................................   20
       (n)  Additional Documents.........................................................................   20
       (o)  Termination of Agreement.....................................................................   20

SECTION 6.  Indemnification..............................................................................   20
       (a)  Indemnification of Underwriters..............................................................   20
       (b)  Indemnification of Company, Directors and Officers...........................................   21
       (c)  Actions Against Parties; Notification........................................................   22
       (d)  Settlement without Consent if Failure to Reimburse...........................................   22

SECTION 7.  Contribution.................................................................................   23

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery...............................   24

SECTION 9.  Termination of Agreement.....................................................................   24
       (a)  Termination; General.........................................................................   24
       (b)  Liabilities..................................................................................   25

SECTION 10. Default by One or More of the Underwriters...................................................   25

SECTION 11. Parties......................................................................................   26

SECTION 12. GOVERNING LAW AND TIME.......................................................................   26

SECTION 13. Effect of Headings...........................................................................   26

SCHEDULES
    Schedule A - List of Underwriters...............................................................  Sch A-1
    Schedule B - Pricing Information................................................................  Sch B-1
    Schedule C - List of Subsidiaries...............................................................  Sch C-1
    Schedule D - List of Persons and Entities Subject to Lock-up....................................  Sch D-1

EXHIBITS

    Exhibit A - Form of Opinion of Company's Counsel................................................      A-1
    Exhibit B - Form of Letter of Company's Counsel.................................................      B-1
    Exhibit C - Form of Opinion of Company's In-house Counsel.......................................      C-1
    Exhibit D - Form of Lock-up Agreement...........................................................      D-1
    Exhibit E - Form of Letter Agreement between the Company and the Underwriters...................      E-1




                               THE TIMKEN COMPANY
                              (an Ohio corporation)

                        11,000,000 Shares of Common Stock
                                 (No Par Value)

                               PURCHASE AGREEMENT

                                                                February -, 2003

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & Co. INCORPORATED
     as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

         The Timken Company, an Ohio corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, and J.P. Morgan Securities Inc. ("JP Morgan") are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, without par value, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 1,165,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 11,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,165,0000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-100731) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses relating to the Securities. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus, which term shall include both the base prospectus and any prospectus supplement relating to the Securities included in such registration statement, used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. The final prospectus, including both the base prospectus and any prospectus supplement relating to the Securities included in the Registration Statement and the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         The Company has entered into a stock and asset purchase agreement dated as of October 16, 2002 (the "Acquisition Agreement") with Ingersoll-Rand Company Limited ("IR") on behalf of itself and other sellers party thereto (collectively, the "Acquisition Parties"), to acquire either directly or indirectly (i) all or a portion of the outstanding shares of capital stock, as set forth in the Acquisition Agreement, of the companies listed on Schedule B of the Acquisition Agreement (the "Acquisition Subsidiaries"), (ii) all or a portion of the equity interests, as set forth in the Acquisition Agreement, of the companies listed on Schedule C of the Acquisition Agreement (the "Venture Entities") and (iii) those assets listed in Schedule E of the Acquisition Agreement (the "Separate Assets"). The Acquisition Subsidiaries, the Venture Entities and the Separate Assets are hereinafter referred to collectively as "Torrington," and the purchase of Torrington by the Company as contemplated in the Acquisition Agreement is hereafter referred to as the

"Torrington Acquisition." The Company proposes to issue and sell the Securities in connection with the financing of the Torrington Acquisition.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus relating to the Securities or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus relating to the Securities or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus relating to the Securities or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus relating to the Securities or the Prospectus, as the case may be.

         SECTION 1.   Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus relating to the Securities and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act ("Regulation S-T").

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. (A) Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules of the Company included in the Registration Statement, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations. (B) PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules of Torrington which were included in the Registration Statement and used in the preparation of the pro forma financial information set forth in the Registration Statement, are independent public accountants with respect to Torrington within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements for each of the Company and Torrington included in the Registration Statement and the Prospectus, together with the related schedule and notes thereto, present fairly, in all material respects, the financial position of each of the Company and Torrington and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of each of the Company and Torrington and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been made and are not expected to be material in amount. The supporting schedule included in the Registration Statement presents fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, except that with respect to the presentation of EBITDA as disclosed therein, such measure is not presented in accordance with GAAP. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) there has been, to the Company's knowledge, no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Torrington, whether or not arising in the ordinary course of business, (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or in connection with the Torrington Acquisition which are material with respect to the Company and its subsidiaries, taken as a whole, (D) there have been, to the Company's knowledge, no transactions entered into by Torrington other than those in the ordinary course of business or in connection with the Torrington Acquisition which are material with respect to Torrington, and (E) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means (1) when used in respect of any matter relating to the Company or any of its subsidiaries, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business and
         (2) when used in respect of any matter relating to any of the Acquisition Subsidiaries, the Venture Entities or the Separate Assets, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Torrington, whether or not arising in the ordinary course of business.

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company that is material to the business, financial condition or results of operations of the Company, taken as a whole, (A) is set forth on Schedule C hereto, (each a "Subsidiary" and, collectively, the "Subsidiaries"), (B) has been duly organized and is validly existing and, where applicable, is in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power, as the case may be, and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and as described in the Prospectus; and (C) is duly qualified or licensed to transact business and is, where applicable, in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the Subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, are not material to the business, financial condition or results of operations of the Company, taken as a whole.

                  (viii) Good Standing of Torrington. To the Company's knowledge, each of the Acquisition Subsidiaries and the Venture Entities (A) has been duly incorporated, formed or organized and is validly existing and, where applicable, is in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power, as the case may be, and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and as described in the Prospectus; and (B) is duly qualified or licensed to transact business and is, where applicable, in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (ix) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, the Acquisition Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) Acquisition Agreement. The Company has delivered to the Representatives a true and correct copy of the Acquisition Agreement, together with all related agreements, all schedules and exhibits thereto [and all letter agreements relating thereto,] and there have been no amendments, alterations, modifications or waivers of any of the provisions of the Acquisition Agreement, other than as described in the Registration Statement, since the form in which it has been delivered to the Representatives. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and conforms to the descriptions thereof contained in the Prospectus. The Company is not aware of any event or condition that could reasonably be expected to materially and adversely affect the ability of any of the Acquisition Parties to consummate the Torrington Acquisition.

                  (xii) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be personally liable for any debts, obligations or liabilities of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xiii) Absence of Defaults and Conflicts. None of the Company, its Subsidiaries, or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities is in violation of its charter or by-laws or similar charter document. None of the Company or its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiaries is subject (collectively, "Company Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. To the Company's knowledge, none of the Acquisition Subsidiaries or the Venture Entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument known to the Company to which the Acquisition Subsidiaries or the Venture Entities is a party or by which any of them may be bound, or to which any of the property or assets of the Acquisition Subsidiaries or the Venture Entities is subject (collectively, "Torrington Agreements and Instruments;" and together with the Company Agreements and Instruments, the "Agreements and Instruments"), except for such defaults that would not be reasonably likely to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, in the Acquisition Agreement and in the Registration Statement (including, without limitation, the concurrent offering by the Company of its senior unsecured notes and the consummation of the other financing transactions in connection with the Torrington Acquisition as described in the Prospectus, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the respective property or assets of the Company, its subsidiaries, or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities pursuant to the Agreements and Instruments (except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by-laws or similar charter document of the Company, or its Subsidiaries, or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities or any of their respective assets, properties or operations (except with respect to clause (B) above, as would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, its subsidiaries, the Acquisition Subsidiaries or the Venture Entities, as the case may be.

                  (xiv) Distributions and Dividend Payments. Except as described in or contemplated by the Registration Statement and the Prospectus and except as prohibited by local law in circumstances that would not, individually or in the aggregate, result in a Material Adverse Effect, (A) no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or other equity interests, as applicable, from repaying to the Company any loans or advances to such Subsidiary from the Company, or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company and (B) to the Company's knowledge, none of the Acquisition Subsidiaries or the Venture Entities will, upon consummation of the Torrington Acquisition, be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock or equity interests, from repaying to the Company any loans or advances from the Company to it, or from transferring any of its property or assets to the Company or any other subsidiary of the Company.

                  (xv) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compensated with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company, any of its subsidiaries or, to the knowledge of the Company, Torrington exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries, or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities is subject, or to which any of the properties of the Company or any of its Subsidiaries, or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

                  (xviii) Possession of Intellectual Property. Each of the Company, its Subsidiaries, and, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities own or possess, or can acquire on reasonable terms, adequate patents, rights to use patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property would not result, singly or in the aggregate, in a Material Adverse Effect, and none of the Company, its Subsidiaries and, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities has received any notice or has a reasonable basis to believe that the conduct of their respective businesses will result in any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any of the Company, its subsidiaries, the Acquisition Subsidiaries and the Venture Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Prospectus and the Acquisition Agreement, (including, without limitation, the concurrent offering by the Company of its senior unsecured notes and the consummation of the other financing transactions, as described in the Prospectus), except as described in the Prospectus and such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xx) Possession of Licenses and Permits. Except as would not result, singly or in the aggregate, in a Material Adverse Effect, each of the Company, its Subsidiaries and, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities own or possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now operated or proposed to be operated following the Torrington Acquisition as described in the Prospectus; each of the Company, its Subsidiaries or, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company, its Subsidiaries or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Upon completion of the Torrington Acquisition and the transfer of any such Governmental Licenses to the Company, the Company will have the right to own and operate the Acquisition Subsidiaries, the Venture Entities and the Separate Assets as described in the Prospectus; except as described in the Prospectus, no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any such Governmental Licenses either prior to or following the completion of the Torrington Acquisition and the transfer of the Governmental Licenses to the Company, or which might reasonably be expected to have a Material Adverse Effect.

                  (xxi) Title to Property. (A) Each of the Company, its subsidiaries and, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company following the Torrington Acquisition. (B) Except as would not result, singly or in the aggregate, in a Material Adverse Effect, all of the leases and subleases which are material to the business of the Company, its subsidiaries and, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities, and under which any of them hold properties described in the Prospectus, are in full force and effect, and none of them has any notice of any material claim of any sort that has been asserted by anyone adverse to any of their rights under any of the leases or subleases mentioned above, or affecting or questioning any of their rights to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxiii) Registration Rights. Except as disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxiv) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, its Subsidiaries or, to the Company's knowledge, the Acquisition Subsidiaries or the Venture Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Company, its Subsidiaries and, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Company, its Subsidiaries or, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities and (D) the Company is not aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Company, its Subsidiaries or, to the Company's knowledge, the Acquisition Subsidiaries and the Venture Entities relating to Hazardous Materials or any Environmental Laws.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company made as of the date of such certificate (except to the extent a date is specified in such representation or warranty, in which case such representation or warranty shall be deemed made as of such date) to each Underwriter as to the matters covered thereby.

         SECTION 2.   Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [1,165,000] shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Jones Day, located at 222 East 41st Street, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the [third] ([fourth], if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus relating to the Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

                  (b) Filing of Amendments. Until the completion of the distribution of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, with respect to any documents to be filed under the 1933 Act or which will be or will be deemed to be incorporated by reference in the Registration Statement upon filing, will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or in the judgment of the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the

         Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders within the required time periods an earnings statement covering a period of at least twelve months, beginning with the first fiscal quarter of the Company after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the 1933 Act), which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on The New York Stock Exchange and will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted in the ordinary course of business pursuant to existing employee benefit plans of the Company referred to or incorporated by reference in the Prospectus or pursuant to any plan governed by Section 401(k) of the Internal Revenue Code relating to employees of Torrington assumed or entered in to by the Company pursuant to the Acquisition Agreement (and with respect to sales of any shares of Common Stock issued pursuant to any such plan, the Company shall be permitted to file a Registration Statement on Form S-8 under the 1933 Act), (D) any shares of Common Stock issued or options to purchase Common Stock granted in the ordinary course of business to any non-employee director pursuant to any existing stock or incentive plan or dividend reinvestment plan of the Company referred to or incorporated by reference in the Prospectus or (E) the shares of Common Stock issued to IR in accordance with the terms of the Acquisition Agreement as described in the Prospectus.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4.   Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reproduction and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus relating to the Securities, and of the Prospectus and any amendments or supplements thereto, (vii) the reproduction and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on The New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received (a) the favorable opinion and (b) a letter, each dated as of Closing Time, of Jones Day, special counsel for the Company, in the form set forth in Exhibit A and Exhibit B, respectively, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters.

                  (c) Opinion of the General Counsel of the Company. At Closing Time, the Representatives shall have received the favorable opinion of William R. Burkhart, Senior Vice President and General Counsel of Company, in the form set forth in Exhibit C, together with signed or reproduced copies of such opinion for each of the other Underwriters.

                  (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as whole, whether or not arising in the ordinary course of business, or (B) any adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Torrington, whether or not arising in the ordinary course of business, which, individually or in the aggregate with all other of such changes, is materially adverse to the Company, its subsidiaries and Torrington, taken as a whole; and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that, to such officer's knowledge, (i) there has been no such material adverse change referred to in clause (A) above, (ii) there has been no such adverse change referred to in clause (B) above, (iii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

                  (f) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on The New York Stock Exchange, subject only to official notice of issuance.

                  (i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

                  (j) Consummation of the Torrington Acquisition. At Closing Time, the Torrington Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement.

                  (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                           (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                           (ii)     Opinion of Counsel for Company. The
                  favorable opinion and letter of Jones Day, counsel for the Company, in the form set forth in Exhibit A and Exhibit B, respectively, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(b) hereof.

                            (iii) Opinion of General Counsel of the Company. The favorable opinion of William R. Burkhart, Senior Vice President and General Counsel to the Company, in the form set forth in Exhibit C, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(c) hereof.

                           (iv) Opinion of Counsel for Underwriters. The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery in form and substance reasonably satisfactory to the Underwriters.

                           (v) Bring-down Comfort Letter. A letter from each of Ernst & Young LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

                  (l) Necessary Amendments. At the Closing Time, the Company shall have entered into an amendment to each of its existing reimbursement agreements with, or obtained a waiver from, each of Bank One, N.A., Wachovia Bank, National Association and The Northern Trust Company, in form and substance reasonably satisfactory to counsel for the Underwriters, such that giving effect to the transactions contemplated by this Agreement and as described in the Prospectus, including the financings in connection with the Torrington Acquisition, will not result in a default under such reimbursement agreements.

                  (m) Additional Agreements. At the date of this Agreement, the Representatives shall have received the letter agreement in the form set forth in Exhibit E hereto of the Company with respect to certain provisions of the Standstill and Voting Agreement (as defined in the Acquisition Agreement).

                  (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.   Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which any such Underwriter or control person may become subject arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus relating to the Securities or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided, further, that the indemnity agreement contained in this
Section 6(a) shall not apply to any loss, liability, claim, damage or expense resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that the untrue statement or omission shall have been corrected in a preliminary prospectus relating to the Securities or the Prospectus and a copy of such preliminary prospectus relating to the Securities or Prospectus was delivered to such Underwriter in accordance with the terms hereof and was not sent or given to such person by such Underwriter as required and within the time required by the 1933 Act.

         Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever to which the Company may become subject as described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), but only to the extent made in reliance upon and in conformity with written information furnished to the

Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder unless and only to the extent it did not otherwise learn of such action and it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

         SECTION 7.   Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.   Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (B) any adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Torrington, whether or not arising in the ordinary course of business, which, individually or in the aggregate with all other of such changes, is materially adverse to the Company, its subsidiaries and Torrington considered as one enterprise or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, (i) this Agreement or (ii) with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Michael Santini, Managing Director; and notices to the Company shall be directed to it at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798, attention of the Senior Vice President and General Counsel.

         SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             THE TIMKEN COMPANY

                                             By_________________________________
                                                        Name:
                                                        Title:

                                             By_________________________________
                                                        Name:
                                                        Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED

By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

         By_________________________
                   Name:
                   Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                    Number of
Name of Underwriter                                                             Initial Securities
-------------------                                                             ------------------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.................................................                     -
J.P. Morgan Securities Inc.................................................                     -
Morgan Stanley & Co. Incorporated..........................................                     -
McDonald Investments Inc. .................................................                     -
Wachovia Securities, Inc...................................................                     -
CIBC World Markets Corp....................................................                     -
HSBC Securities (USA) Inc..................................................                     -
SunTrust Capital Markets, Inc..............................................                     -
BB&T Capital Markets, a division of Scott & Stringfellow, Inc..............                     -
                                                                                       ----------
Total......................................................................            11,000,000
                                                                                       ==========

                                    Sch A-1

                                   SCHEDULE B

                               THE TIMKEN COMPANY

                        11,000,000 Shares of Common Stock

                                 (No Par Value)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $-.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $- per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch B-1

                                   SCHEDULE C

                   MATERIAL SUBSIDIARIES OF THE TIMKEN COMPANY


                                                                                 Jurisdiction of
                       Name                                                        organization
--------------------------------------------------------------------------------------------------
Timken Aerospace & Super Precision Bearings                                     Delaware
Timken Aerospace & Super Precision Bearings-Europa B.V.                         Netherlands
Timken Aerospace & Super Precision Bearings-Singapore Pte. Ltd.                 Singapore
Timken Aerospace & Super Precision Bearings-UK, Ltd.                            England
Australian Timken Proprietary, Limited                                          Victoria, Australia
Timken do Brasil Comercio e Industria, Ltda.                                    Sao Paulo, Brazil
British Timken Limited                                                          England
Canadian Timken, Limited                                                        Ontario, Canada
Timken Communications Company                                                   Ohio
Timken Desford Steel Limited                                                    England
EDC, Inc.                                                                       Ohio
Timken Engineering and Research -India Private Limited                          India
Timken Espana, S.L.                                                             Spain
Timken Europa GmbH                                                              Germany
Timken Europe B.V.                                                              Netherlands
Timken Finance Europe B.V.                                                      Netherlands
Handpiece Headquarters Corp.                                                    Delaware
Timken India Limited                                                            India
Timken Italia, S.R.L.                                                           Italy
Timken Latrobe Steel                                                            Pennsylvania
Timken Latrobe Steel Distribution                                               Delaware
Timken Latrobe Steel-Europe Ltd.                                                England
Timken de Mexico S.A. de C.V.                                                   Mexico
MPB Export Corporation                                                          Delaware
Nihon Timken K.K.                                                               Japan
Timken Precision Components Europe                                              France
Timken Polska Sp.z.o.o.                                                         Poland
Rail Bearing Service Corporation                                                Virginia
Timken Romania S.A.                                                             Romania
The Timken Corporation                                                          Ohio
The Timken Service & Sales Co.                                                  Ohio
Timken Servicios Administrativos S.A. de C.V.                                   Mexico
Timken Singapore Pte. Ltd.                                                      Singapore
Timken South Africa (Pty.) Ltd.                                                 South Africa
Timken de Venezuela C.A.                                                        Venezuela
Yantai Timken Company Limited                                                   China

                                    Sch C-1

                                   SCHEDULE D

                 LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Name
W.R. Timken, Jr.
James W. Griffith
Ward J. Timken
Ward J. Timken, Jr.
Bill J. Bowling
Glenn A. Eisenberg
Curt J. Andersson
Michael C. Arnold
Sallie B. Bailey
William R. Burkhart
Donna J. Demerling
Jon T. Elsasser
Karl P. Kimmerling
Roger W. Lindsay
Salvatore J. Miraglia, Jr.
Hans J. Sack
Mark J. Samolczyk
Scott A. Scherff
Stanley C. Gault
John A. Luke, Jr.
Robert W. Mahoney
Jay A. Precourt
John M. Timken, Jr.
Joseph F. Toot, Jr.
Martin D. Walker
Jacqueline F. Woods

                                    Sch D-1